Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Forward Industries, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	(1)	457(r)	54,055	$9.1750	$495,954.63	0.0001381	$68.50

Total Offering Amounts:							$495,954.63		68.50
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$68.50

__________________________________________
Offering Note(s)

(1)	This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the registrant’s Registration Statement on Form S-3, filed with the U.S. Securities and Exchange Commission on September 16, 2025, in accordance with Rules 456(b) and Rule 457(r) under the Securities Act of 1933.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on average of high and low price per share of the common stock as reported on the Nasdaq Capital Market on November 13, 2025.